UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) May 19, 2025

OLD REPUBLIC INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

307 North Michigan Avenue	Chicago	Illinois	60601
(Address of principal executive offices) (Zip Code)

(312)	346-8100
(Registrant’s telephone number, including area code)

N /A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock / $1 par value	ORI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Resale Prospectus Supplement

On May 19, 2025, Old Republic International Corporation (the “Company”) filed with the United States Securities and Exchange Commission a prospectus supplement to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-277713) (the “Registration Statement”), to register the offer and resale by the selling stockholders identified therein of up to 1,286,700 shares (the “Resale Shares”) of common stock, par value $1.00 per share, of the Company (the “Common Stock”). The Resale Shares are currently issued and outstanding shares of Common Stock. Resales by the selling stockholders of any of the Resale Shares will not result in an increase of the number of the issued and outstanding shares of Common Stock of the Company.

The Company is filing this Current Report on Form 8-K to provide the legal opinion of its Assistant Vice President and Assistant General Counsel, Victoria Pool, which opinion is attached hereto as Exhibit 5.1 and is incorporated by reference herein and in the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Victoria Pool, Assistant Vice President, Assistant General Counsel of Old Republic International Corporation, regarding the Resale Shares.

23.1	Consent of Victoria Pool (included in Exhibit 5.1 hereto)

104	Cover page Interactive Data file (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: May 19, 2025	By:	/s/ Thomas A. Dare
Thomas A. Dare
Senior Vice President,
Secretary and General Counsel